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                             TIME CHARTER AGREEMENT

                                     BETWEEN

                     WISCONSIN & MICHIGAN STEAMSHIP COMPANY,

                                                 SHIPOWNER

                                       AND

                       LOWER LAKES TRANSPORTATION COMPANY,

                                                 CHARTERER

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      Vessels:   DAVID Z. NORTON, Official No. 549231;

                 EARL W. OGLEBAY, Official No. 552395; and

                 WOLVERINE, Official No. 560339.

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                           Dated as of August 1, 2006

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                             TIME CHARTER AGREEMENT

            This Time Charter Agreement made and entered into as of the 1st day of August, 2006 (this "Time Charter") by and between WISCONSIN & MICHIGAN STEAMSHIP COMPANY, a Michigan corporation ("Shipowner"), and LOWER LAKES TRANSPORTATION COMPANY, a Delaware corporation ("Charterer") (the Shipowner and Charterer, together the "Parties").

                              W I T N E S S E T H:

            WHEREAS, Shipowner is the owner of three (3) United States flag vessels, the DAVID Z. NORTON, Official No. 549231, the EARL W. OGLEBAY, Official No. 552395, and the WOLVERINE, Official No. 560339, described in Schedule A (the "Vessels"), which are qualified to engage in the United States coastwise and registry trades from and to various United States and Canadian ports on the Great Lakes of North America, their connecting and tributary waterways, and the St. Lawrence River west of Anticosti Island (the "United States Great Lakes Trades");

            WHEREAS, Shipowner desires to make the Vessels available to Charterer to transport bulk cargoes for which the Vessels are suitable from and to various United States and Canadian ports on the Great Lakes of North America; and

            WHEREAS, Charterer is willing to utilize the Vessels upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, for and in consideration of the mutual covenants, provisions, benefits and agreements hereinafter made and other good and valuable considerations flowing between the parties, Shipowner and Charterer do hereby covenant and agree as follows:

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            SECTION 1. USE AND DOCUMENTATION OF THE VESSELS.

            Shipowner agrees to make the Vessels available on an exclusive basis to Charterer for Charterer's use in providing transportation and storage services for Cargoes (as defined below) belonging to Charterer and Charterer's customers in the United States Great Lakes Trades.

            The Vessels are currently documented under United States flag, with their certificates of documentation endorsed with a coastwise endorsement as authorized by 46 U.S.C. 12106, and with a registry endorsement as authorized by 46 U.S.C. 12105. Shipowner undertakes to maintain such documentation throughout the duration of this Time Charter.

            Shipowner warrants and represents that it is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (the "Act"), entitled to own and operate vessels engaged in the United States coastwise trade (as defined in Section 27 of the Merchant Marine Act, 1920, as amended), and Shipowner agrees that it will remain so qualified throughout the duration of this Time Charter.

            For purposes of this Time Charter, "Cargo" and "Cargoes" shall mean any bulk cargoes for which the Vessels are designed and configured to safely transport, provided that the Vessels shall not be required to carry any material not permitted under the insurance protection provided pursuant to Section 16 of this Time Charter.

            SECTION 2. DURATION OF TIME CHARTER.

            This Time Charter shall have a basic charter period (the "Basic Charter Period") which shall commence as of the date set forth above, and shall expire at 12:00 midnight on December 31, 2008. Provided that Charterer is not in default under this Time Charter, Charterer shall have the option of extending the period of this Time Charter at the end of the Basic Charter Period for a consecutive additional period which shall commence at 12:00 a.m. on January 1, 2009, and shall expire at 12:00 midnight on December 31, 2013 (the "Extension Charter Period") (the "Basic Charter Period" and, if applicable, the "Extension Charter Period" and any extension period described in the following paragraph, together the "Charter Period"). In order to exercise its option for the Extension Charter Period, Charterer must irrevocably so notify Shipowner in

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writing on a date that is not less than one hundred twenty (120) days prior to the scheduled expiration of the Basic Charter Period. If Charterer does not extend this Time Charter for the Extension Charter Period, subject to Shipowner's right to Place the Vessels Back in Service, Shipowner shall, as promptly as practicable following expiration of the Basic Charter Period, lay-up the Vessels and wind down its business and operations using its commercially reasonable efforts to minimize the operating and related costs incurred by it during such wind down period. In such event, Charterer shall, unless and until the earlier of (i) determination by Shipowner to Place the Vessels Back in Service or (ii) the Exercise of Remedies by a Lender, reimburse Shipowner for such lay-up and wind down costs, which costs shall include, without limitation, the cost of maintaining insurance during such wind down period on terms required by the lender(s) under the National City Financing Documentation or any Replacement Financing Documentation; provided that if such wind down shall not be completed by the ninetieth (90th) day after the Basic Charter Period, Shipowner shall thereupon submit an estimate of any costs it anticipates incurring during completion of such wind down after such ninetieth day, and the parties shall work in good faith to seek to quantify a final payment to be paid by Charterer in full satisfaction of its wind down reimbursement obligations hereunder.

            The period of this Time Charter also may be extended at the election of Shipowner or Charterer for the duration of any voyage of a Vessel in progress or to accomplish the redelivery of a Vessel. During any such extension, Shipowner shall have no duty to carry or store Charterer's Cargoes, and


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Charterer's obligation to pay Hire shall be reduced to payment of Capital Hire and the Variable Costs and Payroll Costs of Operating Hire, as defined in
Section 9.1 and 9.2(a) and (b) of this Time Charter, incident to the redelivery of such Vessel.

            SECTION 3. DELIVERY.

            Each Vessel shall be placed at the disposal of Charterer at the Vessel's then present location. Each Vessel on its delivery shall be tight, staunch, strong and in every way fitted for ordinary bulk cargo service. At the time of delivery, each Vessel must be, and must remain during the Charter Period of this Time Charter, documented (as confirmed by the Vessel's certificate of documentation) in the name of Shipowner under the laws and flag of the United States and qualified to operate in the United States Great Lakes Trades.

            SECTION 4. ON-OFF HIRE SURVEY.

            Upon delivery and redelivery of the Vessels, either party shall have the right to appoint a surveyor to conduct an on-hire or off-hire survey, as applicable, for the purpose of ascertaining the quantity of bunkers on board and the condition of each Vessel. The party electing to have a survey conducted shall bear the expense of the surveyor. Fuel, consumable stores, and lubricants aboard at the time of delivery shall become the property of Charterer. Only at redelivery at the end of the Extended Charter Period, Charterer shall receive credit, as appropriate, at current prices for net changes in fuel (as determined by the surveys to the extent obtained in accordance with this Section 4), consumable stores, and lubricants aboard as of the time of redelivery as compared to amounts aboard at the time of delivery. Without payment to Shipowner, Charterer shall have the use of all equipment, pumps, gear, outfit, shipboard spares, furniture, furnishings, and non-consumable stores at the time of delivery, all of which shall remain the property of Shipowner and all of which or the equivalent of which shall be returned to Shipowner on redelivery in the same good order and condition as on delivery, reasonable wear and tear excepted.


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            SECTION 5. SHIPOWNER TO PROVIDE.

            5.1 General Provision. Subject to the provisions for reimbursement or direct payment contained in Section 9 of this Time Charter, Shipowner shall provide and pay for the insurance of the Vessels (other than such insurance of Charterer's interests as Charterer may elect to carry) and for all provisions, cabin, deck, engine room and other necessary stores; shall pay for wages, consular shipping and discharging fees of the crew, and charges for port services pertaining to the crew; shall maintain the Vessels' class and keep them in a thoroughly efficient state in hull, machinery equipment for and during the service; and provide a full complement of officers and crew as required by governmental authorities having jurisdiction over the Vessels.

            5.2 Employment of Officers and Crew. Shipowner shall have the responsibility to select, employ and manage the officers and crew members, including discipline up to and including discharge. If Charterer becomes aware of any material fact as to the background, qualification, or experience of an officer or crew member that would call for his or her replacement, it will notify Shipowner of such fact and, if appropriate or necessary in the sole discretion of Shipowner, Shipowner will replace such officer or crew member in a manner consistent with this Time Charter and any applicable labor agreement.

            SECTION 6. CHARTERER TO PROVIDE.

            Charterer, while each Vessel is on hire, shall provide and pay for all bunkers except as otherwise agreed; shall pay for port charges, all communication expenses pertaining to Charterer's business at cost, pilotages, towages, agencies, commissions, consular charges except those pertaining to individual crew members, service charges or tolls for the use of waterways, harbors, locks, docks, wharves or other shoreside facilities or equipment in connection with the performance of this Time Charter, and all other usual expenses.


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            SECTION 7. SERVICE AND SCHEDULING; LAY-UP.

            During the Charter Period, Shipowner will transport to and from such ports on the Great Lakes as Charterer shall designate all Cargo as may be tendered from time to time by Charterer or its customers for shipment within each Vessel's capacity, subject to the trading limits specified in the applicable insurance policies covering the Vessels. Charterer will also have the right to utilize the Vessels as a storage facility for Cargo on reasonable notice to Shipowner, it being understood that the Vessels may be used for storage on a seasonal basis and also when Charterer's, or its customers', requirements for transportation services do not require the use of the Vessels for transportation, except when Shipowner's maintenance requirements make storage impossible or inconvenient.

            Charterer will advise Shipowner of the quantity of Cargo available or to be available for transportation or storage, the loading port and the port or ports of discharge or, where designated, for storage. Such advice may be oral or written, at Charterer's discretion (but if oral, such direction will be confirmed in writing). Charterer will provide Shipowner with as much advance notice of Cargo movements or storage as reasonably possible.

            Shipowner will furnish the transportation and storage services described in this Time Charter in a prompt and efficient manner, using its commercially reasonable efforts to conform to the scheduling requirements of Charterer and prosecuting the voyages with all reasonable dispatch. The Vessels shall work day and night if required by Charterer or when appropriate in Shipowner's reasonable discretion. During such periods as the Vessels are not required for transportation, Charterer shall so notify Shipowner and Shipowner shall use its commercially reasonable efforts to reduce the Variable Costs and Payroll Costs of Operating Hire that would be for the account of Charterer under Sections 9.2(a) and (b) of this Time Charter.


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            Charterer may, at its sole discretion, instruct the Shipowner to temporarily remove one or more of the Vessels from service under this Time Charter and declare any such Vessel off hire. During any such off hire period:
(i) the terms of this Time Charter shall continue to apply to such off-hire Vessel(s), (ii) the Charter Period shall continue to run; and (iii) Shipowner shall use its commercially reasonable efforts to minimize the operating and related costs that would be for the account of Charterer under Sections 9.2(a),
(b), and (c)(i).

            SECTION 8. LOADING, TRANSPORTATION AND DISCHARGING.

            8.1 Cargo Readiness. Each Vessel shall, at the commencement of loading, have her holds clean and suitable for the carriage of Cargo of the type, quantity and quality to be loaded at each particular loading port.

            8.2 Acceptance. Charterer, at its own expense, shall inspect the condition of the hold of each Vessel and shall accept or reject the condition of each Vessel prior to loading. Upon the loading of Cargo, the condition of the hold of the Vessel shall be deemed to be fit for the purpose of receiving Cargo. Shipowner does not assume responsibility for the quality of the Cargo due to the condition of the hold at the time of loading.

            8.3 Draft of Vessels. During periods of low water or other deviations from normal navigation, Shipowner shall have the right to specify loading drafts of the Vessels that are tendered to Charterer.

            8.4 Charterer's Expense. Cargo shall be loaded, stowed, trimmed and discharged at the sole expense of Charterer. Charterer shall be responsible for the payment of all customs duties and fees on imported Cargo and for the arrangement of customs brokerage and agency services and other administrative services necessarily incident to the entry of any Vessel from a foreign port.


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            8.5 Dispatch. Shipowner shall proceed with reasonable dispatch, giving due consideration to safety, personnel and equipment, to deliver all Cargo accepted by Shipowner to the port of destination.

            8.6 Liberties. The Vessels shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

            8.7 Safe Ports and Berths. Charterer warrants and represents that all loading and unloading berths and ports to which it orders the Vessels to proceed shall be safe berths and ports and shall have sufficient depth of water to permit the Vessels to remain always safely afloat for vessels of similar design and size.

            SECTION 9. HIRE.

            As payment for the transportation and storage services of the Vessels during the continuance of this Time Charter, the Charterer shall pay the Shipowner hire ("Hire") comprising the aggregate of Capital Hire and Operating Hire (as those terms are defined below).

            9.1 Capital Hire. Capital Hire shall be payable consisting of amounts equal to the following:

                  (a) Basic Hire: An amount equal to the sum of:

            (1) the amount of regularly scheduled principal required to be repaid under the National City Financing Documentation or any Replacement Financing Documentation, as applicable, excluding the principal to be repaid under the National City Financing Documentation on December 31, 2008; plus


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            (2) the amount of cash interest payments required to be paid under the National City Financing Documentation or any Replacement Financing Documentation, as applicable, through the maturity date of the indebtedness governed by such financing documentation; plus

            (3) the amount of cash interest payments required to be paid under the Subordinated Debt Financing Documentation or any Replacement Subordinated Debt Financing Documentation, as applicable, through the maturity date of the indebtedness governed by such financing documentation.

            The amount of basic hire payable during the Charter Period in accordance with the foregoing shall (i) be decreased to the extent of any decrease in the amount of principal or interest payable under the referenced financing documentation in accordance with the terms thereof, including any decrease on account of the application of any insurance proceeds to the amount of indebtedness outstanding thereunder, and (ii) be increased by the amount of any fees payable to the lender under any Replacement Financing Documentation or Replacement Subordinated Debt Financing Documentation solely to the extent such fees are not funded with the proceeds of the subject replacement indebtedness.

            The amounts payable under this clause (a) of Section 9.1 are referred to herein as "Basic Hire").

                  (b) Supplemental Hire: During the Charter Period, amounts equal to all expenditures and payments, and any financing thereof, incurred in accordance with Section 17 or as may be agreed upon between the Parties from time to time (the "Supplemental Hire," together with the Basic Hire, "Capital Hire").

            9.2 Operating Hire. Operating Hire shall be payable consisting of the following:


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            (a) Variable Costs: Subject to the provisions of Section 10.2(a), amounts equal to all payments required to be made by Shipowner and all reasonable expenses and costs incurred by Shipowner (other than Payroll Costs (as that term is defined below)) in carrying out the transportation and storage services, or in the lay-up of the Vessels, in each case as described in Section 7, and in otherwise performing its obligations under this Time Charter, including its obligations with respect to maintenance and repair of the Vessels (the "Variable Costs"); provided that, any individual expenses exceeding $10,000 not otherwise contemplated by the budget provided under Section 9.3, shall require Charterer's prior written approval, such approval not to be unreasonably withheld. Such Variable Costs shall be subject to audit by Charterer's representatives on reasonable notice to Shipowner; and

            (b) Payroll Costs: Amounts equal to all salaries, wages, payroll taxes, costs of fringe benefits and other payroll expenses of the Vessels' officers, crew, winter workers and shipkeepers employed by Shipowner in carrying out the transportation and storage services described above and in performing its obligations under this Time Charter (the "Payroll Costs," together with the Variable Costs, the "Operating Hire"). Such expenses shall be subject to audit by Charterer's representatives on reasonable notice to Shipowner.

            (c) Administrative Fee: Charterer shall also pay to Shipowner amounts intended to (i) reimburse Shipowner for its obligation to make payment of its overhead costs or those of any manager, including, without limitation, staff salaries, office rental, costs of office supplies and equipment, communication expenses, premiums and brokerage for general liability and property insurance, accounting and audit costs, corporate, franchise, and income taxes, fees and expenses incurred under services agreements, reasonable out-of-pocket costs incurred by Shipowner in connection with replacement of the indebtedness under any of the Financing Documentation, the Subordinated Debt


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Financing Documentation, the Replacement Financing Documentation or the
Replacement Subordinated Debt Financing Documentation (in each case solely to the extent such costs are not funded with the proceeds of the subject replacement indebtedness), and the cost of legal services and (ii) compensate Shipowner under this Time Charter (collectively, the "Administrative Fee"). Payments made hereunder shall be prorated for any period less than a full calendar month included in the Charter Period. The Administrative Fee contemplated in this Section 9.2(c) shall be:

                        (A) for the period commencing as of the date of this Agreement and expiring December 31, 2006, an amount payable monthly in advance at the rate of $92,400 per month;

                        (B) for the period commencing January 1, 2007, and expiring December 31, 2007, an amount payable monthly in advance at the rate of $94,600 per month;

                        (C) for the period commencing January 1, 2008, and expiring December 31, 2008, an amount payable monthly in advance at the rate of $117,600 per month;

                        (D) for the period commencing January 1, 2009, and expiring December 31, 2009, an amount payable monthly in advance at the rate of $140,750 per month; and

                        (E) for each twelve-month calendar year period thereafter, while the Vessels may remain in service, an amount payable monthly in advance at the rate of $62,500.00 per month (representing the "base fixed fee") plus $78,250 (representing the "base administrative expense"); provided, however, that during such period, the base fixed fee shall be adjusted annually, as of January 1 of each year, based upon the rate of inflation or deflation as determined by the "Consumer Price Index for All Urban Consumers (CPI-U)" published by the Bureau of Labor Statistics of the U.S. Department of Labor, not


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to exceed an increase of three percent (3%) per year, and the base administrative expense shall be adjusted annually, as of January 1 of each year, in an amount agreed to by Shipowner and Charterer as representing the estimated increase to Shipowner of the overhead costs intended to be covered by the Fixed Fee as described in this Section 9.2(c).

            9.3 Yearly Budget Estimates. Shipowner and Charterer have agreed on an estimate of the Variable Costs and Payroll Costs to be incurred by Shipowner from commencement of this Time Charter through February 28, 2007.

            Not later than January 1 of each calendar year commencing after the date of this Time Charter, Shipowner shall submit to Charterer a written yearly budget estimate setting out and explaining the Variable Costs and Payroll Costs that Shipowner expects to incur during the coming twelve-month period commencing March 1. This estimate shall include itemizations of the estimated operating costs in reasonable detail, show how such operating costs were determined, and include at least summary explanations of any operating costs that are extraordinary; and shall be subject to such additional verifications as Charterer may request. Not later than February 1, Shipowner and Charterer shall agree on an estimate of the Variable Costs and Payroll Costs for the coming twelve-month period.

            SECTION 10. FISCAL ADMINISTRATION.

            Hire will be billed and paid in accordance with the following provisions.

            10.1 Capital Hire.

                  (a) Basic Hire. Charterer shall pay Basic Hire directly to, or as instructed by, the lender under the National City Financing Documentation, Subordinated Debt Financing Documentation, Replacement Financing Documentation or Replacement Subordinated Debt Financing Documentation, as applicable, for Shipowner's account, as and when the principal and interest constituting such


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Basic Hire is due and payable by Shipowner pursuant to the terms of such financing documentation, and Charterer will advise Shipowner of the making of such payments. Payments of Basic Hire so made shall satisfy Charterer's obligations to pay Basic Hire under this Time Charter.

                  (b) Supplemental Hire. Charterer shall pay Supplemental Hire directly to, or as instructed by, the appropriate lender or vendor, for Shipowner's account, as and when the amounts constituting such Supplemental Hire are due and payable by Shipowner, and Charterer will advise Shipowner of the making of such payments. Payments of Supplemental Hire so made shall satisfy Charterer's obligations to pay Supplemental Hire under this Time Charter.

            10.2 Operating Hire. Vessel Operating Hire will be budgeted and paid as follows:

                  (a) Materials, Supplies and Services. On receipt of invoices for materials, supplies, services or insurance purchased or contracted for by Shipowner for the operation of the Vessels, Shipowner shall review and certify such invoices and submit them to Charterer for review and, if not contemplated by the budget approved under Section 9.3, approval, providing such additional detail, explanation or vouchering as Charterer may reasonably require. Charterer will make weekly payments to Shipowner or its assignee of the amounts due upon such invoices as certified by Shipowner and, if applicable, approved by Charterer. Shipowner will thereafter make payment on such invoices in accordance with customary trade terms.

                  (b) Crew Payroll Account. At the commencement of the Charter Period, Charterer shall deposit into a payroll account, Account No. 84865444, at National City Bank, Cleveland, Ohio (hereinafter, the "Crew Payroll Account"), an agreed amount not less than the amount of payroll costs reasonably estimated by Shipowner to be incurred through August 15, 2006. Thereafter, Shipowner will submit to Charterer on or before the sixteenth (16th) day of each month a budget for the amount of payroll costs reasonably estimated by Shipowner to be incurred


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between the sixteenth (16th) and last day of such month, and on or before the first (1st) day of each month, Shipowner will submit to Charterer a budget for the amount of payroll costs reasonably estimated by Shipowner to be incurred between the first and the fifteenth (15th) day of such month. Charterer will promptly deposit the estimated amount into the Crew Payroll Account, and Shipowner will draw its payroll checks, checks for required tax accounts, checks for the cost of fringe benefits, and other payroll expenses from the payroll account as payments become due within the payroll period, advising Charterer on or before the date of the next bimonthly budget after the close of the period of any variance of the actual payroll costs from the budgeted amount. Shipowner shall credit any favorable variance to the next payroll advance. Charterer shall reimburse Shipowner immediately on being advised of any unfavorable variance.

                  (c) Discounts. Any and all commissions, discounts, rebates or other amounts paid to or allowed to Shipowner, or its shareholders, subsidiaries or affiliates or their respective officers or employees, made by any vendor with whom Shipowner or its agents shall contract or with whom they may deal on behalf of the Vessels or in performance of Shipowner's obligations, shall be applied by Shipowner to reduce amounts otherwise payable by Charterer as Variable Costs.

            10.3 Administrative Fee. Charterer shall pay the Administrative Fee monthly in advance on the first day of each month; provided, that (i) Charterer shall pay to Shipowner on the date hereof, an amount equal to $250,000 as a non-refundable advance against the Administrative Fee, with such advance serving to reduce the Administrative fee otherwise payable during the first twelve months of this Time Charter by $20,833.33 per month, (ii) Charterer shall pay to Shipowner on the first anniversary of the date hereof, an amount equal to


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$395,833.34 as a non-refundable advance against the Administrative Fee, with such advance serving to reduce the Administrative fee otherwise payable during the second twelve months of this Time Charter by $20,833.33 per month through December 31, 2007 and $41,666.67 per month through July 31, 2008, and (iii) Charterer shall pay to Shipowner on the second anniversary of the date hereof, an amount equal to $208,333.35 as a non-refundable advance against the Administrative Fee, with such advance serving to reduce the Administrative fee otherwise payable during the remainder of the Basic Charter Period by $41,666.67 per month.

            10.4 General Accounting and Audits. Shipowner shall keep proper books, records and accounts relating to the Vessels' operations in accordance with generally accepted accounting principles consistently applied, and make such books, records and accounts available for inspection during normal business hours upon Charterer's advance written request. Charterer shall have the right to cause to be made after the end of each calendar year, by certified public auditors selected and paid by Charterer, an audit of Shipowner's accounts and records relating to operating costs. A certified copy of the report of each such audit shall be delivered to Shipowner as soon as it is completed.

            10.5 General Audits. Charterer shall have the right to make general audits of Shipowner's operation of the Vessels, by authorized employees of Charterer, at reasonable times and at Charterer's expense, but not more often than once every calendar year. Such audits may cover all aspects of the Vessels' operations, including (without limitation) operating costs, the Vessels' voyage and port performance, Cargo handling, maintenance and dry-docking, and the Vessels' equipment, spare gear and stores inventories. Shipowner shall maintain and retain for at least four calendar years (or until the completion of Charterer's audit, if earlier) complete and accurate records relating to


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Shipowner's operation of the Vessels, including, without limitation, (a) payroll records, canceled payroll checks and receipts for cash payroll payments, (b) invoices for all purchases and repairs (including subcontractors' and other third parties' services) and evidences of payment thereof, (c) receiving and issuing documents and stock records for equipment, gear and stores, and (d) the Vessels' logs and other records of their performance.

            10.6 Managing Agent. If Shipowner enters into an agreement with another person providing for operation of any Vessel, other than a labor agreement, Shipowner shall first have obtained Charterer's consent and Charterer's approval of the person, and shall cause such agreement to give Charterer the right to make audits of such other person's operation of such Vessel under terms and conditions equivalent to those contained in this Time Charter.

            10.7 Affiliate Guaranty. On the date hereof, Charterer shall provide the unconditional guaranty of the Guarantor, substantially in the form of Exhibit B attached hereto, under which the Guarantor shall guaranty the payment of all Supplemental Hire, Operating Hire, and Administrative Fee payable hereunder.

            SECTION 11. FORCE MAJEURE.

            If any cause beyond the reasonable control of either party wholly or partially prevents or limits performance of the transportation or storage services described in this Time Charter, Shipowner shall use its commercially reasonable efforts to minimize the operating and related costs that would be for the account of Charterer under Sections 9.2(a), (b), and (c)(i).

            SECTION 12. CONTINUATION OF TIME CHARTER.

            In the event that any one or more Vessels shall be declared or become an actual or constructive total loss or otherwise become unavailable to Charterer or unsuitable for the transport of Charterer's Cargoes, (i) this Time Charter shall remain in full force and effect with respect to each Vessel, and


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(ii) Shipowner shall use its commercially reasonable efforts to minimize the operating and related costs that would be for the account of Charterer under Sections 9.2(a), (b), and (c)(i). Shipowner shall notify Charterer promptly in writing of the subsequent availability to Charterer and suitability of any such Vessel for the transport of Charterer's Cargoes.

            SECTION 13. SHIPOWNER'S DUE DILIGENCE AND COMPLIANCE WITH POLICIES OF INSURANCE AND LAW.

            13.1 Due Diligence. Shipowner will use due diligence to maintain the Vessels in good running order, repair and condition, ordinary wear and tear excepted, and tight, staunch, strong and well provisioned and in every way seaworthy and fitted for service for each voyage and for receiving the Cargo on board during each such voyage.

            13.2 Compliance with Policies of Insurance and Applicable Law. Shipowner will comply with all federal, state and local applicable laws, rules and regulations, including those governing load lines and concerning the ownership and operation of the Vessels and the rendering of the contemplated services, as well as any trading limits contained in policies of insurance required by this Time Charter, and take no action that would jeopardize Shipowner's or the Vessels' entitlement to engage in the transportation of Charterer's Cargoes from and to various United States and Canadian ports in the United States Great Lakes Trades.

            SECTION 14. POLLUTION FINANCIAL RESPONSIBILITY.

            Shipowner will comply with all financial capability, responsibility, security or like laws, regulations and/or other requirements of whatsoever kind with respect to oil or other pollution damage applicable to any Cargo and/or the Vessels entering, leaving, remaining at or passing through any ports or places or waters in the performance of this Time Charter. Shipowner at its sole risk will make all arrangements by bond, insurance or otherwise and obtain all such certificates or other documentary evidence and take all such other action, as may be necessary, to satisfy such applicable laws.

            SECTION 15. BILLS OF LADING.

            Bills of lading will be executed by the masters of the Vessels in the form requested by Charterer. In the event of conflict between the terms of such bills of lading and this Time Charter, the terms of this Time Charter shall govern.

            SECTION 16. INSURANCE.

            16.1 Maintenance of Insurance. Shipowner covenants and agrees that it will at all times during the Charter Period maintain insurance in respect of the Vessels against such risks, in such form and with such insurers of recognized responsibility as shall be reasonably satisfactory to Charterer, which insurance, in the opinion of the independent insurance brokers placing such insurance, shall be at least sufficient to protect the interests of Shipowner to and including redelivery of the Vessels or the termination of this Time Charter, whichever is later. All insurance policies required by this
Section 16 shall be procured and maintained with marine insurers (including underwriters associations and underwriting funds) which are approved by Charterer and shall include as named assureds (in addition to any other parties with an insurable interest, including any lender to Shipowner), if commercially possible, Charterer and Shipowner, and any vessel operations manager hired by Shipowner, as their respective interests may appear, whereby the insurable interest of such manager is hereby admitted. All such policies shall provide that Charterer will receive not less than thirty (30) days prior written notice of any material change, cancellation, reduction, or termination in coverage.

            16.2 Required Insurance. Without limiting the foregoing, Shipowner shall procure the following policies of insurance:

                  (a) Hull and Machinery and Increased Value Insurances. Hull and Machinery and Increased Value Insurances, subject to not less than the terms and conditions of the American Institute Great Lakes Hull Clauses or their equivalent extended to include an American Hull Insurance Syndicate Liner Negligence Clause (including but not limited to the Inchmaree, Collision Liability and Sistership clauses), and Port Risk Insurance when insurance covering navigating risks is not required, in forms agreed between Shipowner and Charterer, in the amount of $10,000,000 for each Vessel or as otherwise agreed by the Parties. The deductible shall be in the amount of $200,000 per occurrence per Vessel or as otherwise agreed by the Parties; and

                  (b) Protection and Indemnity Insurance. Protection and Indemnity Insurance (including Pollution Liability Insurance which covers, without limitation, with respect to all Cargoes, clean-up and evacuation costs and expenses, any then currently applicable foreign, federal, state, county or local pollution laws or regulations, and any operations ordered by any governmental authority) with a limit of liability in an amount that is agreed upon by Shipowner and Charterer as being maintained with regard to vessels of a similar type owned by Shipowner or Charterer, subject to the terms and conditions of not less than the most current rules of the American Steamship Owners' Mutual Protection and Indemnity Association (or its equivalent). The deductible shall be in the amount of $200,000 per occurrence or as otherwise agreed by the Parties.

                  (c) General Policy Terms. In addition to any terms required by any other parties with an insurable interest, including any lender to Shipowner, all policies of insurance shall: (i) name Shipowner as named insured and Charterer as an additional named insured, as their respective interests may appear, if commercially possible, with respect to the insurance required by
Section 16.2(a) above; (ii) provide that there shall be no recourse against Charterer for premiums, commissions or club assessments; (iii) provide that in respect of the interest of Charterer in such policies, the insurance shall not be invalidated by any action or inaction of Shipowner, and shall insure Charterer regardless of any breach or violation of any warranties, declarations or conditions contained in such provisions by Shipowner or any other person (other than Charterer with respect to coverage of Charterer); (iv) provide for the waiver of the insurer's right to subrogation against Charterer and Shipowner; and (v) provide that such insurance is primary insurance without any right of contribution with respect to any insurance carried by Charterer or Shipowner.

            16.3 No Suspension of Insurance. Shipowner will not do any act, nor suffer any act to be done, whereby any insurance required hereunder shall or may be suspended, impaired or defeated, and will not suffer any Vessel to carry any Cargo not permitted, or any Vessel to be operated in any geographical area where she would not be covered, under the insurance policies required.

            16.4 Notice of Casualty. Shipowner will give prompt notice as required by the underwriters of all casualties or other insured loss or damage to any Vessel and of all damage or injury to Cargo, property, persons or other third parties in excess of deductible amounts.

            16.5 Copies of Policies. Shipowner shall remain responsible during the Charter Period for promptly furnishing Charterer with certified copies of all policies, cover notes or other evidences of insurance, reasonably satisfactory to Charterer evidencing that all insurance required by this Time Charter is in force and that the premiums have been fully paid.

            SECTION 17. STRUCTURAL MODIFICATIONS.

            During the Charter Period and subject to any limitations contained in the National City Financing Documentation or Replacement Financing Documentation, as applicable, Charterer may propose or approve structural changes to the Vessels or its propulsion or cargo handling system at Charterer's expense. Shipowner shall not unreasonably withhold consent to any such proposal and, upon having consented, shall cooperate in the letting of contracts for the work required. Shipowner shall have the right to inspect such Vessel during the course of structural changes and upon their completion. Any machinery, structure, or other property placed aboard the Vessel in the course of such changes shall become the property of Shipowner. Excepting modifications permitted under this Section 17 and modifications required by applicable laws and regulations or by the classification society having jurisdiction, Shipowner may not materially modify the Vessels during the Charter Period.

            SECTION 18. LIENS.

            18.1 Shipowner's and Charterer's Liens. Shipowner shall have a lien upon all Cargoes and all sub-freights and/or sub-hire for any amounts due under this Time Charter, including general average contributions.

            18.2 Removal of Liens. Charterer will not directly or indirectly suffer, or permit to be continued, any lien or encumbrance that might have priority over the title and interest of Shipowner in the Vessels.

            18.3 No Authority to Incur Liens. Charterer and Shipowner covenant and agree that neither will commit any act or fail to take any action that will result in any loss, forfeiture, requisition, or seizure of the Vessels or result in any termination or impairment of the coverage of any insurance policy on the Vessels. Other than as provided in this Section 18 and in Section 17 above, neither Shipowner nor Charterer has or shall have any right, power, or authority to create, incur or permit to be placed or imposed on the Vessels any lien other than liens for current crew wages and salvage and any lien or mortgage granted by Shipowner under the National City Financing Documentation or Replacement Financing Documentation. Shipowner must retain on the Vessels a true copy of this Time Charter and cause the same to be exhibited by the master, on demand, to any person having business with the Vessels or to any authorized representative of Charterer. Shipowner will place and keep prominently displayed in the chartroom and in the master's cabin of each Vessel a framed printed notice reading as follows:

            "NOTICE OF MORTGAGE AND CHARTER AND LIMITATION OF AUTHORITY

This Vessel is owned by Wisconsin & Michigan Steamship Company ("Owner") and (i) is covered by a First Preferred Fleet Mortgage dated as of August 1, 2006 (the "Mortgage") between the Owner and National City Commercial Capital Company, LLC, mortgagee, under authority of 46 U.S.C. ss. 31322, and (ii) is under Time Charter to Lower Lakes Transportation Company ("Charterer"). Under the terms of the Mortgage and the Time Charter, neither the Owner, Charterer, the master of this Vessel, nor any other person has any right, power or authority to create, incur or impose, or permit to be placed, incurred or imposed, upon this Vessel or its profits, any liens whatsoever, other than the liens of the Mortgage and, to the extent permitted by the Mortgage, liens for crew's wages and stevedores' wages, for salvage, for general average, or for, but only to the extent such liens are subordinate to the lien of the Mortgage, other liens incident to current operations or repairs."

            SECTION 19. NON-PERFORMANCE.

            19.1 By Shipowner. (a) In the event of (i) a material default in the performance of any of Shipowner's obligations under this Time Charter, and, in the case of a default that interferes with the availability of any Vessel hereunder, such default shall not be remedied to Charterer's reasonable satisfaction within five (5) days after written notice from Charterer specifying such default and demanding same to be remedied, or, in all other cases, such default shall not be remedied to Charterer's reasonable satisfaction within thirty (30) days after written notice from Charterer specifying such default, or
(ii) the Exercise of Remedies by a Lender not resulting from any act or failure to act by Charterer or any of its Affiliates (e.g., Charterer's failure to pay Basic Hire in accordance with the terms hereof) (each of the foregoing, a "Shipowner Default"), Charterer shall have the rights and remedies set forth in
Section 19.1(b) hereof. Nothwithstanding clause (ii) of the preceding sentence, the exercise of remedies by any lender referenced therein at or following the stated maturity of the indebtedness owed to such lender shall not constitute a Shipowner Default, and instead shall constitute a Charterer Default, if, prior to such stated maturity, Shipowner shall have proposed to Charterer refinancing or replacement indebtedness on terms commercially reasonable in light of then prevailing market conditions, and Charterer shall have refused to consent to such refinancing or replacement indebtedness for purposes of the definitions of "Replacement Financing Documentation".

            (b) In the event of a Shipowner Default, Charterer at its option may
(i) proceed by appropriate court actions, either at law or in equity, to enforce performance by Shipowner of the applicable obligations of this Time Charter,
(ii) terminate its obligation to pay Operating Hire during the period during which such Shipowner Default is continuing (or permanently terminate its obligation to pay Operating Hire in the event of the Exercise of Remedies by a Lender), and/or (iii) by notice in writing to Shipowner, request Shipowner to appoint a reputable, independent third party experienced in the operation of vessels on the Great Lakes as manager for the Vessel, and upon receipt of such request Shipowner shall, after consultation with Charterer regarding the qualifications of the manager, appoint the manager to manage the operations of the Vessels. From and after the appointment of the manager, all payments of Operating Hire under Section 9.2 shall be paid by Charterer to Shipowner, to be applied as directed by the manager.

            19.2 By Charterer. (a) If (i) a material default occurs in the performance of any of Charterer's obligations under this Time Charter, and, in the case of a default in making any payment due and owing under Section 10, such default shall not be remedied within two (2) Business Days after the due date of such payment, or, in all other cases, such default shall not be remedied to Shipowner's reasonable satisfaction within thirty (30) days after written notice from Shipowner specifying such default, (ii) (A) Charterer makes a general assignment or general arrangement for the benefit of creditors, or (B) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Charterer and is not dismissed within thirty (30) days, or (iii) any guarantor of all or any portion of Charterer's obligations under this Time Charter revokes or otherwise terminates, or purports to revoke or otherwise terminate, its guaranty thereof (each of the foregoing, as well an event described in the last sentence of Section 19.1(a) hereof, a "Charterer Default"), Shipowner shall have the rights and remedies set forth in Section 19.2(b) hereof.

            (b) In the event of a Charterer Default, subject to Shipowner's right to Place the Vessels Back in Service, Shipowner shall, as promptly as practicable following such Charterer Default, lay-up the Vessels and wind down its business and operations using its commercially reasonable efforts to minimize the operating and related costs incurred by it during the wind down period, and Charterer shall, unless and until the earlier of (i) determination by Shipowner to Place the Vessels Back in Service or (ii) the Exercise of Remedies by a Lender, reimburse Shipowner for such lay-up and wind down costs, which costs shall include, without limitation, the cost of maintaining insurance during such wind down period on terms required by the lender(s) under the National City Financing Documentation or any Replacement Financing Documentation; provided that if such wind down shall not be completed by the ninetieth (90th) day after the Basic Charter Period, Shipowner shall thereupon submit an estimate of any costs it anticipates incurring during completion of such wind down after such ninetieth day, and the parties shall work in good faith to seek to quantify a final payment to be paid by Charterer in full satisfaction of its wind down reimbursement obligations hereunder. In such event, other than liability on account of (A) Basic Hire through the expiry of the Charter Period in effect at the time of the Charterer Default (the amount of which Basic Hire shall be determined and paid in accordance with the terms of this Time Charter), (B) all amounts due and owing under the terms of this Time Charter with respect to periods of time prior to the Charterer Default, and (C) Charterer's reimbursement obligation for lay-up and wind down costs, Charterer shall not have any obligation or liability under this Time Charter for any amounts owned under this Time Charter or for any action, inaction, event or condition underlying the Charterer Default.

            (c) Following a Charterer Default, Shipowner shall have the right to Place the Vessels Back in Service.

            (d) In the event that following a Charterer Default, either (i) Shipowner elects to Place the Vessels Back in Service or (ii) the Exercise of Remedies by a Lender shall occur, then, notwithstanding Section 19.2(b), other than liability on account of (i) Basic Hire through the expiry of the Charter Period in effect at the time of the Charterer Default (the amount of which Basic Hire shall be determined and paid in accordance with the terms of this Time Charter) and (ii) all amounts due and owning with respect to periods of time prior to such election or exercise of remedies, Charterer shall not have any obligation or liability under this Time Charter for any amounts owned under this Time Charter or for any action, inaction, event or condition underlying the Charterer Default.

            SECTION 20. OPTION TO PURCHASE.

            20.1 Purchase Option. Provided that Charterer is not then in default under this Time Charter, Charterer may, at its option, at any time purchase, or cause its Affiliate to purchase, all (but not less than all) of the Vessels from Shipowner in accordance with the terms of the form of Vessel Purchase Agreement attached as Exhibit A hereto. In order to exercise such option (the "Purchase Option"), Charterer must so notify Shipowner in writing no later than ninety
(90) days prior to the expiration of the Charter Period. Upon exercise of the Purchase Option, Charterer and Shipowner shall proceed to close the purchase transaction as soon as reasonably practicable and in no event more than ninety
(90) days from the date of exercise of the Purchase Option (the date such closing occurs, the "Purchase Closing Date").

            20.2 Purchase Price. In connection with the exercise of the Purchase Option and in full consideration for the sale and transfer of the Acquired Assets, including but not limited to the Vessels, Charterer, or its designee, shall on the Purchase Closing Date: (a) assume the Assumed Liabilities and (b) pay to Shipowner an amount equal to (i) the total amount of principal, interest and other amounts outstanding under the National City Financing Documentation or Replacement Financing Documentation, as applicable, plus (ii) the total amount of principal, interest and other amounts outstanding under the Subordinated Debt Financing Documentation or Replacement Subordinated Debt Financing Documentation, as applicable, plus (iii) $400,000, plus (iv) an amount equal to sixteen percent (16%) simple interest per year (based on a 365-day year) on the amount set forth under clause (iii) of this Section 20.2 for the period commencing on the date hereof and ending on the Purchase Closing Date. Shipowner and Charterer shall act in good faith to complete the form of Vessel Purchase Agreement and the schedules and exhibits thereto (i) with respect to matters therein requiring completion by or agreement between the parties, and (ii) in respect of any matters then existing with respect to the Shipowner or the Vessels that customarily would be addressed in an agreement contemplating transactions similar to the transactions contemplated by the form of Vessel Purchase Agreement. Charterer shall have the right to waive inclusion in the definitive Vessel Purchase Agreement of any provision in the form of Vessel Purchase Agreement that is for the benefit of the "Buyer" thereunder, and Shipowner shall have the right to waive inclusion in the definitive Vessel Purchase Agreement of any provision in the form of Vessel Purchase Agreement that is for the benefit of the "Company" thereunder.

            20.3 Continuation and Termination of Time Charter. This Time Charter shall continue as an extension of the Charter Period, with all Hire payments due and owing, during the period commencing upon the exercise of the Purchase Option and terminating on the Purchase Closing Date. Shipowner shall, in conjunction with the exercise of the Purchase Option and the purchase of the Vessels, as promptly as practicable, wind down its business and operations using its commercially reasonable efforts to minimize the operating and related costs incurred by it during such wind down period, and Charterer shall reimburse Shipowner for such wind down costs; provided that if such wind down shall not be completed by the ninetieth (90th) day after the Purchase Closing Date, Shipowner shall thereupon submit an estimate of any costs it anticipates incurring during completion of such wind down after such ninetieth day, and the parties shall work in good faith to seek to quantify a final payment to be paid by Charterer in full satisfaction of its wind down reimbursement obligations hereunder.

            SECTION 21. CHARTERER'S COLORS.

            Charterer shall have the privilege of flying its own house flag and painting each Vessel with its own markings. Each Vessel shall be repainted in Shipowner's colors before termination of this Time Charter. Cost and time of painting, maintaining and repainting those changes effected by Charterer shall be for Charterer's account.

            SECTION 22. INSPECTIONS.

            Charterer shall have the right at any time during the Charter Period upon two days advance written notice to make such inspection of the Vessels as Charterer may consider necessary. This right may be exercised as often and at such intervals as Charterer in its absolute discretion may determine and whether a Vessel is in port or on passage. Shipowner shall afford all necessary cooperation and accommodation on board: provided, however, (i) that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterer of such right shall in any way reduce the Shipowner's authority over, or responsibility to Charterer or third parties for a Vessel and every aspect of its operation, nor increase Charterer's responsibilities to owners or third parties for the same; and (ii) that Charterer shall indemnify Shipowner against losses incurred by Shipowner as a result of any act, neglect or default by Charterer or its servants or agents in the exercise of the aforesaid right.

            SECTION 23. NOTICES.

            Except as otherwise provided herein, any notices or requests shall be in writing. All such notices and requests shall be addressed to the parties at the following addresses:

            If to Shipowner, at:

                  Wisconsin & Michigan Steamship Company
                  13000 Athens Avenue, Suite 102
                  Lakewood, Ohio 44107
                  Attention: President
                  Fax: (216) 228-2443

                  with a copy to: Legal Counsel for Shipowner

                  Dickinson Wright PLLC
                  500 Woodward Ave., Suite 4000
                  Detroit, Michigan  48226
                  Attention: Mark R. High, Esq.
                  Fax: (313) 223-3598

            If to Charterer, at:

                  Lower Lakes Transportation Company
                  1207 Delaware Avenue, Suite 217
                  Buffalo, New York 14209
                  Attention: President
                  Fax: (716) 332-6166

                  with a copy to: Legal Counsel for Charterer

                  Katten Muchin Rosenman LLP
                  575 Madison Avenue
                  New York, New York 10022
                  Attention: Todd J. Emmerman
                  Fax: (212) 940-8800

            Notices shall be effective when delivered personally or sent by telecopy or registered or certified mail, so addressed. A party by notice may change the address for communications to such party.

            SECTION 24. MISCELLANEOUS.

            24.1 Persons Bound. This Time Charter shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors, and no assignment of this Time Charter (or of any right or benefit hereunder), by operation of law or otherwise, shall be made by either party (nor construed as being of any force or effect as to any third party) without the prior written consent of the other, and any such purported assignment without such consent shall be void. A Change of Control of either party hereto shall constitute an assignment of this Time Charter and require the prior written consent of the other party hereto. This provision shall not prohibit Shipowner's collateral assignment of this Time Charter to the lender under the National City Financing Documentation or Replacement Financing Documentation, each such lender being a third party beneficiary of this Time Charter, or the enforcement of such lender's respective rights in connection therewith.

            24.2 Governing Law. This Time Charter shall be governed by and construed in accordance with the maritime laws of the United States of America, and, to the extent that such law does not apply, the laws of the State of Michigan.

            24.3 Counterparts. This Time Charter may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

            24.4 Headings. The headings in this Time Charter are for purposes of reference only, and shall in no way limit or otherwise affect any of the terms or provisions of this Time Charter.

            24.5 No Waiver of Performance. The failure of either party to insist in any one or more instances upon performance of any terms, covenants or conditions of this Time Charter shall not be construed as a waiver or relinquishment of such performance of any such term, covenant or condition, but each party's obligation with respect to such future performance shall remain in full force and effect.

            24.6 Time Charter Not Bareboat Charter. Nothing in this Time Charter shall be construed or interpreted as creating or intending to create a bareboat charter of the Vessels to Charterer. All licensed and unlicensed employees employed by Shipowner on the Vessels shall be and remain solely the employees of Shipowner and neither this Time Charter nor the performance of the parties under it shall operate to create a joint- or co-employer relationship between Shipowner and Charterer with respect to such employees. Charterer shall have no authority to hire, fire, discipline, establish or modify the terms and conditions of employment of or direct the work of such employees or to effectively recommend such actions.

            24.7 Assignment of Claims. Shipowner hereby assigns to Charterer for the duration of the Charter Period all rights of warranty, guaranty, indemnity, third-party claims, and any other rights which Shipowner may have in respect of the Vessels under or in respect of the Asset Purchase Agreement by and among Shipowner, Oglebay Norton Marine Services Company, L.L.C. and Oglebay Norton Company, dated as of the date hereof (the "Asset Purchase Agreement"). Such assignment shall be non-exclusive and Charterer may only enforce Shipowner's rights under the Asset Purchase Agreement if Charterer is not in default under this Time Charter and if Shipowner shall have failed to exercise such rights for twenty (20) days after Charterer's written request to Shipowner. Shipowner shall use all reasonable efforts to deliver to Charterer, at Charterer's cost, such further documents and assurances and to take such other action requested by Charterer as may be necessary to confirm the assignments made by virtue of the preceding sentence and to enable Charterer to enforce any rights so assigned in the name of Shipowner or otherwise. Assignment of Shipowner's rights under the Asset Purchase Agreement as provided in this Section 24.7 shall be subject to any assignment for the benefit of the lender under the National City Financing Documentation or any Replacement Financing Documentation, as applicable.

            24.8 Currency. All dollar amounts ($) set forth in this Time Charter refer to the lawful currency of the United States of America.

            SECTION 25. DEFINITIONS.

            Except as otherwise stated or required in context, the capitalized terms used in this Time Charter shall have the meanings set forth in this
Section 25.

            "Act" shall have the meaning set forth in Section 1 hereof.

            "Acquired Assets" shall have the meaning set forth in the Vessel Purchase Agreement attached as Exhibit A hereto.

            "Administrative Fee" shall have the meaning set forth in Section 9.2(c) hereof.

            "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person.

            "Assumed Liabilities" shall have the meaning set forth in the Vessel Purchase Agreement attached as Exhibit A hereto.

            "Basic Hire" shall have the meaning set forth in Section 9.1(a) hereof.

            "Basic Charter Period" shall have the meaning set forth in Section 2 hereof.

            "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which national banks are authorized or required to be closed for business.

            "Cargo" and "Cargoes" shall have the meaning set forth in Section 1 hereof.

            "Capital Hire" shall have the meaning set forth in Section 9.1 hereof.

            "Change in Control" means a change in the ownership or control, directly or indirectly, of more than 50% of the voting power or ownership interest of Shipowner.

            "Charterer" shall have the meaning set forth in the Preamble to this Time Charter.

            "Charterer Default" shall have the meaning set forth in Section 19.2 hereof.

            "Charter Period" shall have the meaning set forth in Section 2 hereof.

            "Crew Payroll Account" shall have the meaning set forth in Section 10.2(b) hereof.

            " Exercise of Remedies by a Lender" means the exercise of remedies by a lender under the National City Financing Documentation or Replacement Financing Documentation, as applicable, following the occurrence of a default or event of default under such financing documentation.

            "Extension Charter Period" shall have the meaning set forth in
Section 2 hereof.

            "Great Lakes" means the Great Lakes of North America, their connecting and tributary waterways, and the St. Lawrence River west of Anticosti Island.

            "Great Lakes Trades" or "United States Great Lakes Trades" means the United States coastwise and registry trades from and to various United States and Canadian ports on the Great Lakes of North America, their connecting and tributary waterways, and the St. Lawrence River west of Anticosti Island.

            "Guarantor" shall mean Rand Logistics, Inc., an Affiliate of Charterer.

            "Hire" shall have the meaning set forth in Section 9 hereof.

            "National City Financing Documentation" means the Credit and Security Agreement, dated as of the date hereof, between Shipowner and National City Commercial Capital Company, LLC (and its successors and assigns to the extent permitted under the terms of the Credit and Security Agreement), and the other "Loan Documents" (as defined in the Credit and Security Agreement), as such Credit and Security Agreement and Loan Documents exist as of the date hereof and without giving effect to any amendment, modification or waiver thereto or thereunder after such date unless such amendment, modification or waiver has been consented to in writing by Charterer.

            "Operating Hire" shall have the meaning set forth in Section 9.2 hereof.

            "Payroll Costs" shall have the meaning set forth in Section 9.2(b) hereof.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust, or other legal entity.

            "Place the Vessels Back in Service" means the election by Shipowner following a Charterer Default, or in the event the Basic Charter Period is not extended, to operate any or all of the Vessels other than pursuant to the provisions of this Time Charter.

            "Purchase Closing Date" shall have the meaning set forth in Section
20.1 hereof.

            "Purchase Option" shall have the meaning set forth in Section 20.1 hereof.

            "Replacement Financing Documentation" means such credit, loan, security and other agreements entered into by Shipowner with the written consent of Charterer with respect to indebtedness obtained by Shipowner to refinance or replace, in whole or in part, the indebtedness under the National City Financing Documentation (directly or through successive refinancings or replacements), as such agreements exist as of the date of such refinancing or replacement and without giving effect to any amendment, modification or waiver thereto or thereunder after the date of such refinancing or replacement unless such amendment, modification or waiver has been consented to in writing by Charterer.

            "Replacement Subordinated Debt Financing Documentation" means such credit, loan, security and other agreements entered into by Shipowner with the written consent of Charterer with respect to indebtedness obtained by Shipowner to refinance or replace, in whole or in part, the indebtedness under the Subordinated Debt Financing Documentation (directly or through successive refinancings or replacements), as such agreements exist as of the date of such refinancing or replacement and without giving effect to any amendment, modification or waiver thereto or thereunder after the date of such refinancing or replacement unless such amendment, modification or waiver has been consented to in writing by Charterer.

            "Shipowner" means Wisconsin & Michigan Steamship Company, a Michigan corporation.

            "Shipowner Default" shall have the meaning set forth in Section 19.1 hereof.

            "Subordinated Debt Financing Documentation" means the Senior Subordinated Note Purchase Agreement, dated as of the date hereof, by and among Shipowner, Rand Finance Inc. and Oglebay Norton Marine Services Company, L.L.C., and the other "Purchase Documents" (as defined in the Senior Subordinated Note Purchase Agreement), as such Senior Subordinated Note Purchase Agreement and Purchase Documents exist as of the date hereof and without giving effect to any amendment, modification or waiver thereto or thereunder after such date unless such amendment, modification or waiver has been consented to in writing by Charterer.

            "Supplemental Hire" shall have the meaning set forth in Section 9.1(b) hereof.

            "Time Charter" shall have the meaning set forth in the preamble to this Time Charter.

            "United States" means the United States of America.

            "United States Great Lakes Trades" or "Great Lakes Trades" means the United States coastwise and registry trades from and to various United States and Canadian ports on the Great Lakes of North America, their connecting and tributary waterways, and the St. Lawrence River west of Anticosti Island.

            "Variable Costs" shall have the meaning set forth in Section 9.2(a) hereof.

            "Vessels" shall have the meaning set forth in the recitals to this Time Charter.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have duly executed this Time Charter as of the day first above written.

                                         WISCONSIN & MICHIGAN STEAMSHIP COMPANY,
                                           Shipowner


                                         By: /s/ Gregory A. Calestraight
                                         Name: Gregory A. Calestraight
                                         Title: President

                                         LOWER LAKES TRANSPORTATION COMPANY
                                           Charterer


                                         By: /s/ Laurence S. Levy
                                         Name: Laurence S. Levy
                                         Title: Vice President

                                   SCHEDULE A

                             VESSEL DESCRIPTIONS(1)

DAVID Z. NORTON, Official Number 549231

Specific Type:                              Steel bulk carrier
Date Constructed:                           1973
Place Constructed:                          Lorain, Ohio
Date Reconstructed:                         N/A
Place Reconstructed:                        N/A
Date documented:                            December 15, 1973
Area of Operation:                          Great Lakes service
Capacity:                                   20,416 DWT
Gross Tonnage:                              9,639 GRT
Net Tonnage:                                5,700 NRT
Length:                                     612.1
Breadth:                                    68.2
Depth:                                      34.4
Details of Service:                         Self-propelled, self-discharging
                                            vessel for the carriage of bulk
                                            materials between United States and
                                            Canadian Ports.
Operational Endorsements:                   Coastwise and Registry.

EARL W. OGLEBAY, Official Number 552395

Specific Type:                              Steel bulk carrier
Date Constructed:                           1973
Place Constructed:                          Lorain, Ohio
Date Reconstructed:                         N/A
Place Reconstructed:                        N/A
Date documented:                            December 15, 1973
Area of Operation:                          Great Lakes service
Capacity:                                   20,416 DWT
Gross Tonnage:                              9,639 GRT
Net Tonnage:                                5,700 NRT
Length:                                     612.1
Breadth:                                    68.2
Depth:                                      34.4
Details of Service:                         Self-propelled, self-discharging
                                            vessel for the carriage of bulk
                                            materials between United States and
                                            Canadian Ports.
Operational Endorsements:                   Coastwise and Registry.

----------
(1) Gross and net tonnage, and length, breadth and depth figures are as they are stated on each Vessel's United States Coast Guard Certificate of Documentation.

WOLVERINE, Official Number 560339

Specific Type:                              Steel bulk carrier
Date Constructed:                           1974
Place Constructed:                          Lorain, Ohio
Date Reconstructed:                         N/A
Place Reconstructed:                        N/A
Date documented:                            December 15, 1974
Area of Operation:                          Great Lakes service
Capacity:                                   20,235 DWT
Gross Tonnage:                              10,037 GRT
Net Tonnage:                                6,269 NRT
Length:                                     612.1
Breadth:                                    68.2
Depth:                                      34.4
Details of Service:                         Self-propelled, self-discharging
                                            vessel for the carriage of bulk
                                            materials between United States and
                                            Canadian Ports.
Operational Endorsements:                   Coastwise and Registry.


                                       3